Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Response Genetics, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-154307) and Form S-3 (No. 333-159296, No. 333-159297 and No. 333-162591) of Response Genetics, Inc. of our report dated April 13, 2010, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, CA

April 13, 2010